UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2005

BRANDYWINE REALTY TRUST
(Exact name of issuer as specified in charter)

MARYLAND (State or Other Jurisdiction of Incorporation or Organization)	1-9106 (Commission file number)	23-2413352 (I.R.S. Employer Identification Number)

401 Plymouth Road, Suite 500
Plymouth Meeting, Pennsylvania 19462
(Address of principal executive offices)

(610) 325-5600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01      Entry into a Material Definitive Agreement.

          On October 3, 2005, we, together with our operating subsidiary, Brandywine Operating Partnership, L.P (“Brandywine OP”), entered into an agreement and plan of merger (the “Merger Agreement”) that provides for our acquisition of Prentiss Properties Trust (“Prentiss”) and its operating subsidiary, Prentiss Properties Acquisition Partners, L.P. (“Prentiss OP”). In the merger, each Prentiss common share (a “Prentiss Common Share”) will be converted into the right to receive 0.69 of a Brandywine common share (a “Brandywine Common Share”) and $21.50 in cash, subject to adjustment if a pre-closing cash dividend is paid as described below (the “Per Share Merger Consideration”). Cash will be paid instead of fractional shares. The exchange ratio is not subject to change and there is no “collar” or minimum trading price for the shares of Prentiss or Brandywine. In the merger, each unit of a limited partnership interest in Prentiss OP (“Prentiss OP Units”) will, at the option of the holder, be converted into Prentiss Common Shares with the right to receive the Per Share Merger Consideration or 1.3799 Class A Units of Brandywine OP (“Brandywine Class A Units”), subject to adjustment if the pre-closing cash dividend described below is paid. In addition, each series D preferred share of Prentiss outstanding at closing of the merger will be converted into one newly created Brandywine series E preferred share.

          The total consideration payable in the merger (including the proceeds from the sale of the Prudential Properties described below and excluding transaction and severance expenses that will be incurred in connection with the merger) will be approximately $3.2 billion, consisting of $2.1 billion in cash and assumption of Prentiss debt and approximately 35.5 million Brandywine Common Shares. As of October 3, 2005, (i) 46,328,782 Prentiss common shares were outstanding; (ii) 2,823,583 Prentiss common shares were reserved for issuance upon conversion of the Prentiss series D preferred shares; and (iii) 1,797,479 Prentiss common shares were reserved for issuance upon exchange of Prentiss OP Units held by persons other than Prentiss.

          As part of our merger transaction, we and Prentiss have entered into agreements with The Prudential Insurance Company of America (“Prudential”) that provide for the acquisition by Prudential (either on the day prior to, or the day of, the closing of the merger) of Prentiss properties that contain approximately 4.32 million net rentable square feet (“Prudential Properties”) for total consideration of approximately $747.7 million. If the Prudential Properties are sold on the day prior to the closing of the merger, then the Prentiss Board would declare a cash dividend that would be payable to holders of Prentiss Common Shares of record on such date and the cash portion of the Per Share Merger Consideration would be reduced by the per share amount of such dividend.

          The table below identifies the Prudential Properties.

Washington, D.C.

Prudential Property	Location	Net Rentable Square Feet
AMS BUILDING	12601 Fair Lakes Circle Fairfax, VA	263,990
WILLOW OAKS I-III	8260 & 8280 Willow Oaks Corp Drive Fairfax, VA	570,076
Total		834,066

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Southern California

Prudential Property	Location	Net Rentable Square Feet
PLAZA I	Palomar Oaks Way Carlsbad, CA	43,389
PLAZA II	Palomar Oaks Way Carlsbad, CA	45,645
LA INDUSTRIAL	Torrance, CA	1,252,708
DEL MAR GATEWAY	11988 El Camino Real San Diego, CA	163,969
EXECUTIVE CENTER DEL MAR	El Camino Real San Diego, CA	113,102
HIGH BLUFF RIDGE AT DEL MAR	High Bluff Drive Del Mar, CA	157,859
CARLSBAD PACIFICA	5050 Avinida Encinas Carlsbad, CA	49,080
CARLSBAD I	701 & 703 Palomar Airport Road Carlsbad, CA	48,850
CARLSBAD II	701 & 703 Palomar Airport Road Carlsbad, CA	41,285
CARLSBAD III	701 & 703 Palomar Airport Road Carlsbad, CA	39,862
CAMPUS OFFICE	La Place Court Carlsbad, CA	45,173
CAMPUS INDUSTRIAL	La Place Court Carlsbad, CA	112,713
DEL CAMPO	16868 Via del Campo Court Rancho Bernardo, CA	86,952
PACIFIC CORPORATE CENTER	5993 Avenida Encinas Carlsbad, CA	68,177
Total		2,268,762

Northern California

Prudential Property	Location	Net Rentable Square Feet
LAKE MERRIT TOWER	Lake Merritt Tower I Oakland, CA	204,277
5500 GREAT AMERICA PARKWAY	5500 Great America Parkway Santa Clara, CA	219,721
5480 GREAT AMERICA PARKWAY	5480 Great America Parkway Santa Clara, CA	87,329
Total		511,327

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Denver

Prudential Property	Location	Net Rentable Square Feet
HIGHLAND COURT	9000 East Nichols Engelwood, CO	92,866
PACIFICARE	6455 South Yosemite St. Engelwood, CO	198,365
CARRARA PL	6200 South Syracuse Way Engelwood, CO	234,222
ORCHARD I&II	Greenwood Plaza Blvd Engelwood, CO	105,779
PANORAMA	9200 East Mineral Avenue Engelwood, CO	79,175
Total		710,407

Land

Prudential Property	Location	Buildable Square Feet
GATEWAY AT TORREY HILLS	Adjacent to 5500 Great America Parkway San Diego, CA	200,000
GREAT AMERICAN PARKWAY	Located in Del Mar Heights Santa Clara, CA	230,000
Total		430,000

Total Square Feet

Total	4,754,562

          Our agreement with Prudential includes a limited right of Prudential to change the composition of the of the portfolio of Prentiss properties that it will purchase at the closing.

          The exchange of Prentiss Common Shares in the merger will be a taxable transaction for U.S. federal income tax purposes.

          Upon completion of the merger, Michael V. Prentiss, Chairman of the Board of Prentiss, and Thomas F. August, President, Chief Executive Officer and a trustee of Prentiss, will become trustees of Brandywine. We anticipate that each of Messrs. Prentiss and August, together with Anthony A. Nichols, Sr., a trustee of Brandywine and our former executive Chairman, will provide transitional and consulting services to us following the merger. Upon our entry into an agreement with any one or more of these individuals, we will file a copy of the agreement with the Securities and Exchange Commission.

          Messrs. Prentiss and August who collectively own approximately 4.5% of the outstanding Prentiss Common Shares have entered into voting agreements with us pursuant to which they have agreed to vote their Prentiss Common Shares in favor of the merger.

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          Completion of the merger is subject to customary closing conditions, including, but not limited to, the approval by the shareholders of Brandywine and Prentiss. The Merger Agreement contains customary termination rights for both Brandywine and Prentiss and provides that upon termination of the agreement in certain circumstances, Prentiss or Brandywine would be required to pay liquidated damages.

          The description of the Merger Agreement and related transactions does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement and the other agreements that we have attached to this Form 8-K as exhibits. Except for their status as contractual documents that establish and govern the legal relations among the parties with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Merger Agreement and such other agreements. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules in the Merger Agreement and such other agreements. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Brandywine’s public disclosures.

Additional Information about the Merger and Where to Find It

          Brandywine and Prentiss will file with the Securities and Exchange Commission a registration statement on Form S-4 that will contain a joint proxy statement/prospectus and other documents regarding the mergers provided for in the Merger Agreement. Investors and security holders are urged to read the proxy statement/prospectus when it becomes available, because it will contain important information about Brandywine and Prentiss and the proposed mergers. A definitive joint proxy statement/prospectus will be sent to holders of Brandywine Common Shares and Prentiss Common Shares seeking their approval of the transaction. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus (when available) and other documents filed by Brandywine and Prentiss with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge by directing a request to Brandywine Realty Trust, 401 Plymouth Road, Suite 500, Plymouth Meeting, PA 19462, Attention Investor Relations, (telephone 610-325-5600) or Prentiss Properties Trust, 3890 W. Northwest Highway, Suite 400, Dallas, Texas 75220, Attention: Investor Relations (telephone 214-654-0886).

          Brandywine and Prentiss and their respective trustees and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Brandywine and Prentiss in connection with the merger. Information about Brandywine and its trustees and executive officers, and their ownership of Brandywine securities, is set forth in the proxy statement for Brandywine’s 2005 Annual Meeting of Shareholders, which was filed with the SEC on April 1, 2005. Information about Prentiss and its trustees and executive officers, and their ownership of Prentiss securities, is set forth in the proxy statement for the 2005 Annual Meeting of Shareholders of Prentiss, which was filed with the SEC on April 5, 2005. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

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          This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 3.02      Unregistered Sales of Equity Securities.

          As indicated in Item 1.01, Brandywine OP may issue Brandywine Class A Units to holders of Prentiss OP Units in the merger. Brandywine Class A Units are subject to redemption at the option of the holder for a cash payment equal to the then market price of a Brandywine Common Share. We may elect to satisfy the redemption price of a Brandywine Class A Unit by issuing one Brandywine Common Share in lieu of the cash otherwise payable. Any Brandywine Class A Units would be issued in a transaction exempt from the registration requirements of the Securities Act of 1933 (the “Act”) by virtue of the exemption provided for in Section 4(2) of the Act.

Item 5.02.      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

          (i)      The Merger Agreement provides for Michael V. Prentiss and Thomas F. August to become members of our board of trustees upon consummation of the merger. In the Merger Agreement we have agreed to nominate each of Messrs. Prentiss and August for election to our board at each of our annual shareholders meetings in 2006 and 2007. Each of Messrs. Prentiss and August is currently a member of the board of trustees and an executive officer of Prentiss.

          (ii)      As part of our combination of the management teams of Brandywine and Prentiss, we expect to implement the following changes within our management ranks: (i) Robert K. Wiberg (age 49), currently an Executive Vice President with Prentiss, will become Executive Vice President of Operations of Brandywine; (ii) Gregory S. Imhoff (age 48), currently Senior Vice President and Chief Administrative Officer of Prentiss, will become Senior Vice President and Chief Administrative Officer of Brandywine; (iii) Timothy M. Martin (age 34), currently Brandywine’s Vice President and Chief Accounting Officer, will become Vice President, Finance and Treasurer; and (iv) Scott W. Fordham (age 37), currently Senior Vice President and Chief Accounting Officer of Prentiss, will become Vice President and Chief Accounting Officer of Brandywine. We anticipate that the these management changes will become effective upon closing of the merger. As of the date of this Form 8-K, we have not entered into any employment agreements with any of these executives. Additional information regarding Mr. Martin may be found in our proxy statement for our 2005 annual shareholders meeting filed with the Securities and Exchange Commission on April 1, 2005. Additional information regarding Messrs. Wiberg, Imhoff and Fordham may be found in the Prentiss proxy statement for its 2005 annual shareholders meeting filed with the Securities and Exchange Commission on April 5, 2005.

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Item 5.03.      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

          (i)      As indicated in Item 1.01, upon closing of the merger, we will amend or supplement the partnership agreement of Brandywine OP to provide for the issuance of Brandywine Class A in exchange for any Prentiss OP Units that are not converted into the Per Share Merger Consideration. In addition, as indicated in Item 1.01, if upon closing of the merger, any Prentiss series D preferred shares remain outstanding, they will convert into an equal number of newly-created Brandywine series E preferred shares.

          (ii)      On October 3, 2005, pursuant to authorization from our board of trustees, we filed Articles of Amendment (the “Amendment”) to our Amended and Restated Declaration of Trust with the State Department of Assessments and Taxation of Maryland. The Amendment authorizes an increase in our shares of beneficial interest from 110,000,000 to 220,000,000 shares, including an increase in the number of Brandywine Common Shares from 100,000,000 to 200,000,000 and an increase in the number of Brandywine preferred shares of beneficial interest from 10,000,000 to 20,000,000. We attach as Exhibit 3.1 to this Form 8-K, and incorporate herein by reference, a copy of the Amendment. Under our Amended and Restated Declaration of Trust, our board has the authority, without any action by our shareholders, to increase our authorized shares of beneficial interest.

Item 8.01 Other Events.

          We have received a commitment from affiliates of J.P. Morgan Securities Inc. for (i) a 364-day term loan in the amount of $750 million, (ii) an interim term loan in the amount of $240 million, and (iii) a backstop revolving credit facility in the amount of $600 million.

          We expect to use the net proceeds from borrowings under the 364-day term loan to fund a portion of the cash component of the merger consideration. The 364-day term loan will be subject to mandatory prepayment in the event that we complete equity or debt financings. We expect that the 364-day term loan will be guaranteed by the same subsidiaries that are guarantors under our revolving credit facility. We anticipate that the 364-day term loan will bear interest, at our option, at (A) a “base rate” equal to the higher of (1) the prime lending rate or (2) the federal funds effective rate from time to time plus 0.50%, plus a margin of 0.25%, or (B) the London interbank offered rate for terms of one, two or three months, as selected by us, plus a margin that varies between 1.00% and 1.40% per annum depending on our credit ratings.

          The interim term loan will only be drawn if (i) certain properties located in the Mid-west anticipated to be sold by Prentiss are not sold prior to the merger, or (ii) if a portion of the Prudential Properties are not sold to Prudential. The interim term loan will be subject to mandatory pre-payment out of the proceeds of any sale of the Mid-west properties. The interim term loan will have a term of 60 days. We expect that the interim term loan will be guaranteed by the same subsidiaries that are guarantors under our revolving credit facility. We anticipate that the interim term loan will bear interest, at our option, at (A) a “base rate” equal to the higher of (1) the prime lending rate or (2) the federal funds effective rate from time to time plus 0.50%, plus a margin of 0.25%, or (B) the London interbank offered rate for a term of one month, plus a margin that varies between 1.00% and 1.40% per annum depending on our credit ratings.

          The back-stop revolving credit facility will only be put into place if we are not successful in completing, prior to the closing of the merger with Prentiss, an amendment and restatement of our existing revolving credit facility on terms which allow for the consummation of the merger with Prentiss and are otherwise satisfactory to us. The back-stop revolving credit facility will have a term of 60 days from the closing of the merger. We expect that Brandywine OP and most of our subsidiaries will provide guarantees of our payment obligations under the facilities. We anticipate that the back-stop revolving credit facility will bear interest, at our option, at (A) a “base rate” equal to the higher of (1) the prime lending rate or (2) the federal funds effective rate from time to time plus 0.50%, plus a margin of 0.25%, or (B) the London interbank offered rate for a term of one month, plus a margin that varies between 1.00% and 1.40% per annum depending on our credit ratings.

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          The commitment is subject to conditions, including consummation of the merger with Prentiss and the completion of definitive loan documentation, which is anticipated to contain substantially similar financial covenants, other covenants, representations and warranties, events of default and conditions to closing as those contained in our existing revolving credit facility, except for the modifications to the financial covenants provided in the commitment.

          We have attached a copy of the commitment to this Form 8-K as Exhibit 99.1.

          J.P. Morgan Securities Inc. delivered to our board an opinion that the consideration to be paid by us pursuant to the Merger Agreement is, as of the date of such opinion, fair, from a financial point of view, to Brandywine, subject to the assumptions and limitations set forth in such opinion.

Item 9.01.      Financial Statements and Exhibits.

Exhibits

2.1	Agreement and Plan of Merger dated as of October 3, 2005, by and among Brandywine, Brandywine Operating Partnership, Merger Sub I, L.P. Merger Sub, Prentiss and Prentiss Acquisition Partners.

3.1	Articles of Amendment to Declaration of Trust of Brandywine.

10.2	Voting Agreement dated as of October 3, 2005 among Brandywine Realty Trust, Brandywine Operating Partnership and Michael V. Prentiss.

10.3	Voting Agreement dated as of October 3, 2005 among Brandywine Realty Trust, Brandywine Operating Partnership and Thomas F. August.

10.4	Master Agreement dated as of October 3, 2005 by and between Brandywine Operating Partnership, L.P. and The Prudential Insurance Company of America.

10.5	Asset Purchase Agreement dated as of October 3, 2005 between Prentiss and The Prudential Insurance Company of America.

10.6	Registration Rights Agreement.

99.1	Financing Commitment Letter from JP Morgan Chase bank, N.A. and J.P. Morgan Securities Inc.

99.2	Joint Press release of Brandywine Realty Trust of Prentiss Properties Trust dated October 3, 2005.

          * Pursuant to Item 601(b)(2) of Regulation S-K, the Exhibits and Schedules to the Merger Agreement have been omitted. Such Exhibits and Schedules will be submitted to the Securities and Exchange Commission upon request.

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Signatures

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BRANDYWINE REALTY TRUST

Date: October 4, 2005	By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer